                                     EXHIBIT

Ownership of the 1,882,583 shares of Common Stock of United American Healthcare
Corporation was previously reported (including acquisition dates and purchases)
in Schedule 13D filed on November 24, 2009 by John M. Fife, Iliad Research and
Trading, L.P., Iliad Management, LLC and Fife Trading, Inc., as amended by
Amendment No. 1 to 13D filed on or around December 15, 2009, Amendment No. 2 to
13D filed on or around January 11, 2010, Amendment No. 3 to 13D filed on or around January 22,  2010, Amendment No. 4 to 13D filed on or around February
8, 2010 and Amendment No. 5 to 13D filed on or around February 24, 2010.
1,047,019 shares of Common Stock of United American Healthcare Corporation are
directly beneficially owned by John M. Fife.  All transactions by Mr. Fife, and all transactions by Iliad Research and Trading, L.P. were acquisitions of
Common Stock of United American Healthcare Corporation.

835,564 shares of Common Stock of United American Healthcare Corporation are
directly beneficially owned by Iliad Research and Trading, L.P.  Each Reporting
Person on this Form 4 (other than Iliad Research and Trading, L.P.), by virtue of its relationship to Iliad Research and Trading, L.P. (as disclosed below), may be deemed to indirectly beneficially own (as that term is defined in Rule
13d-3 under the Securities Exchange Act of 1934) such shares.  Each Reporting
Person (other than Iliad Research and Trading, L.P.)disclaims beneficial ownership of such shares for all other purposes.  The 835,564 shares of Common
Stock of United American Healthcare Corporation may be deemed to be indirectly beneficially owned by each of the following:

a. Iliad Management, LLC, because it is the sole general partner of Iliad
Research and Trading, L.P.
b. Fife Trading, Inc., because it is the sole manager of Iliad Management, LLC.
c. John M. Fife, because he is an officer, the sole director and the sole shareholder of Fife Trading, Inc.

On March 19, 2010, Mr. Fife assigned beneficial ownership in 1,047,019 Shares to St. George Investments, LLC ("St. George"), and Iliad Research and Trading,
L.P. ("Iliad") assigned beneficial ownership in 835,564 Shares to St. George.
St. George filed a separate Form 3 contemporaneously herewith.

St. George is an Illinois limited liability company that is in the business of making investments in public companies. Mr.Fife is the sole member of St. George.
St. George is managed by Fife Trading, Inc. whose sole shareholder and
President is Mr.Fife.